Exhibit 99.1

Rockwell Medical Announces First Quarter 2025 Results

•	Reports net sales of $18.9 million for the first quarter of 2025, a 17% decrease from net sales of $22.7 million for the first quarter of 2024.

•	Reports gross profit of $3.0 million for the first quarter of 2025, in line with the same period in 2024.

Wixom, Michigan, May 12, 2025 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three months ended March 31, 2025.

"During the first quarter, we continued to diversify our customer base with some of the leading regional, national and global hemodialysis providers and health systems. We remain a preferred provider as a result of our continued reliability, high-quality products, and customer-centric approach," said Mark Strobeck, Ph.D., Rockwell Medical’s President and CEO. "Additionally, we continued to consolidate and further automate our manufacturing operations to reduce expenses and sustain our gross margin despite our largest customer moving away from Rockwell Medical. We look forward to sharing more updates in the months ahead."

FIRST QUARTER 2025 FINANCIAL HIGHLIGHTS

•	Net sales for the three months ended March 31, 2025 were $18.9 million, which represents a 17% decrease over net sales of $22.7 million for the same period in 2024. The decrease in net sales was driven by the Company's largest customer transitioning to another supplier. Subject to further discussions, this customer agreed to a one-time, non-refundable payment of $0.9 million, which was recognized in the first quarter, to ensure continuity of supply for products purchased during the first quarter 2025.

•	Gross profit for the three months ended March 31, 2025 was $3.0 million, which was in line with gross profit for the same period in 2024.

•	Gross margin for the three months ended March 31, 2025 was 16%, representing an increase from 14% for the same period in 2024.

•	Net loss for the three months ended March 31, 2025 was $1.5 million, representing a 12% improvement over a net loss of $1.7 million for the same period in 2024.

•	Adjusted EBITDA for the three months ended March 31, 2025 was ($0.4) million. Seasonal items associated with payroll tax and other public company related expenses historically incurred in the first quarter drove the Company's adjusted EBITDA to be slightly negative.

•	Cash and cash equivalents and investments available-for-sale at March 31, 2025 was $17.3 million compared to cash and cash equivalents and investments available-for-sale of $21.6 million at December 31, 2024. The decrease in cash of approximately $4.3 million was driven by timing of payments and collections and seasonal items historically incurred in the first quarter.

	Three Months Ended March 31,
(In Thousands, Except Per Share Amounts)	2025(a)	2024
Net Sales	$18,914	$22,676

Gross Profit	3,042	3,064

Operating Loss	(1,360)	(1,324)

Net Loss	(1,515)	(1,731)

Adjusted EBITDA(a)	(439)	(529)

Basic and Diluted Net Loss per Share(b)	$(0.04)	$(0.06)

Adjusted EPS(c)	$(0.01)	$(0.02)

(a)	Includes $0.3 million of deferred revenue related to the distribution and license agreements with Sun Pharmaceuticals Industries Ltd., Jeil Pharmaceutical Co., Ltd. and Drogsan Pharmaceuticals.

(b)	See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding on Form 10-Q filed May 12, 2025.

(c)	See reconciliation to GAAP financial measures in the tables below.

FIRST QUARTER 2025 OPERATING HIGHLIGHTS

•	Rockwell Medical added a single-use bicarbonate cartridge to its hemodialysis concentrates product portfolio through a distribution services agreement with a leading manufacturer of medical equipment including hemodialysis machines, disposable products, and automated fluid balance systems.

•	Rockwell Medical was named a Great Place to Work® for the third year in a row. This accreditation reflects the tremendous progress the Company has made over the past several years fostering a workplace that supports innovation, sustainable performance and business agility.

GUIDANCE

Rockwell confirms its 2025 annual guidance as follows:

2025 Annual Guidance
Net Sales	$65.0M to $70.0M
Gross Margin	16% to 18%
Adjusted EBITDA	($0.5)M to $0.5M

CONFERENCE CALL AND WEBCAST DETAILS

Date: Monday, May 12, 2025

Time: 8:00am ET

Live Number: (888) 660-6347 // (International) 1 (929) 201-6594

Conference Call ID: 4944610

Webcast and Replay: www.RockwellMed.com/Results

Speakers:

•	Mark Strobeck, Ph.D. — President and Chief Executive Officer; and

•	Jesse Neri — SVP, Chief Financial Officer

Format: Discussion of first quarter 2025 financial and operational results followed by Q&A.

NON-GAAP FINANCIAL MEASURES

To supplement Rockwell Medical’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to one-time severance costs, deferred revenue and inventory reserve amounts, if applicable for the periods presented. The Company has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA. In addition, this press release includes a reference to adjusted EPS, a non-GAAP financial measure that is defined as adjusted EBITDA divided by the weighted average number of shares outstanding. The Company has also provided a reconciliation to EPS, or net income divided by the weighted average number of shares outstanding, which is the most directly comparable GAAP financial measure. Each of these adjusted measures is a non-GAAP financial measure. The Company has provided reconciliations to the GAAP measures at the end of this press release.

Adjusted EBITDA and adjusted EPS are key measures used by Rockwell Medical to understand and evaluate operating performance and trends, to prepare and approve its annual budget, and to develop short- and long-term operating plans. The Company provides adjusted EBITDA because it believes the metric is helpful in highlighting trends in its operating results because it excludes items that are not indicative of Rockwell Medical’s core operating performance. In particular, the Company believes that the exclusion of the items eliminated in calculating adjusted EBITDA provide useful measures for period-to-period comparisons of Rockwell Medical’s business. This is also true for adjusted EPS, which is derived from adjusted EBITDA.

Adjusted EBITDA and adjusted EPS should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of adjusted EBITDA and adjusted EPS as tools for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted EBITDA and adjusted EPS alongside other financial performance measures, including net loss, EPS and other GAAP results.

ABOUT ROCKWELL MEDICAL

Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is typically performed in freestanding outpatient dialysis centers, hospital-based outpatient centers, skilled nursing facilities, or a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Certified as a Great Place to Work® in 2023, 2024 and 2025, and named Fortune Best Workplaces in Manufacturing & ProductionTM in 2024, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis SolutionsTM. For more information, visit www.rockwellmed.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “feel confident,” “guidance,” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements include (without limitation) statements regarding: expectations related to expenses for 2025 and annual guidance on net sales, gross margin and adjusted EBITDA. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2024, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

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CONTACT:

Heather R. Hunter

SVP, Chief Corporate Affairs Officer

(248) 432-1362

IR@RockwellMed.com

Financial Tables Follow

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ROCKWELL MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	March 31,	March 31,
	2025	2024
Cash, Cash Equivalents & Investments available-for-sale	$17,331	$8,619
Total Assets	$53,961	$50,723
Total Liabilities	$22,437	$30,080
Total Stockholders’ Equity	$31,524	$20,643

Common Stock Outstanding	34,257,903	29,556,474
Common stock and common stock equivalents*	41,902,125	37,222,734

*Common stock and common stock equivalents:
Common stock	34,257,903	29,556,474
Preferred stock converted	1,391,045	1,363,636
Options to purchase common stock	1,884,476	1,876,031
Restricted stock awards	891	891
Restricted stock units	383,326	441,218
Common stock warrants	3,984,484	3,984,484
Total common stock and common stock equivalents	41,902,125	37,222,734

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Net Sales	$18,914	$22,676
Cost of Sales	15,872	19,612
Gross Profit	3,042	3,064
Research and Product Development	-	18
Selling and Marketing	711	594
General and Administrative	3,691	3,776
Operating Income (Loss)	(1,360)	(1,324)

Other (Expense) Income
Realized Gain on Investments	56	-
Interest Expense	(277)	(431)
Interest Income	66	24
Total Other Expense	(155)	(407)

Net Income (Loss)	$(1,515)	$(1,731)

Basic Net Income (Loss) per Share	$(0.04)	$(0.06)
Basic Weighted Average Shares Outstanding	34,107,640	29,327,204

Reconciliation to GAAP Financial Measures

(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended March 31
	2025	2024
Net Income (Loss)	$(1,515)	$(1,731)
Income taxes	-	-
Other Expense, net	155	407
Depreciation and amortization	537	544
EBITDA	(823)	(780)

Severance costs	48	-
Stock-based compensation	445	251
Minnesota transition costs	39	-
Deferred license revenue	(325)	-
Triferic inventory write-off	178	-
Adjusted EBITDA	$(439)	$(529)
Adjusted EPS	$(0.01)	$(0.02)
Basic Weighted Average Shares Outstanding	34,107,640	29,327,204